EXHIBIT   99


October 16, 2001

Contact:  Dan McCarthy, 610-774-5758

          PPL Corporation
          Two North Ninth St.
          Allentown, PA 18101
          Fax 610-774-5281


                      PPL Signs Supply Contract in Montana
                      ------------------------------------

          ALLENTOWN, Pa. (October 16, 2001) - PPL Corporation's energy marketing company has reached agreement to provide 450 megawatts of electricity supply to The Montana Power Company over a five-year period beginning July 1, 2002.

     "We are very pleased to reach this agreement, under which PPL will supply 300 megawatts of baseload electricity and 150 megawatts of on-peak electricity that will benefit the customers of Montana Power," said Paul Champagne, president of PPL's marketing company, PPL EnergyPlus. "This contract ends the uncertainty about our power supply arrangements with Montana Power."

     Until the new contract goes into effect in mid-2002, PPL will continue to supply Montana Power - under existing arrangements - with the electricity MPC needs to serve its customers.

     Under the new agreement, PPL expects to sell about 3.4 million megawatt-hours a year to MPC, resulting in annual revenues of about $108 million. The average annual price is expected to be about $32 per megawatt-hour. "The prices in this contract are comparable to the current market in the Northwest," said Champagne.

     As a result of this agreement and other wholesale and retail agreements, Champagne said, PPL will have about two-thirds of the output of its Montana power plants under long-term contracts beginning in July 2002.

     PPL has been selling the output from its Montana plants to a number of wholesale and retail customers in Montana and in the rest of the Northwest and will continue to do so, Champagne said.

     Champagne said the agreement reached Monday is the result of bids that PPL submitted in response to a Montana Power Request for Proposal issued last week. "After months of making various offers that would make PPL part of the solution for Montana's future electricity supply, it is gratifying to finally have an agreement that will provide reliable electricity supplies for Montana residents at a competitive price," said Champagne.

     PPL EnergyPlus markets or brokers the electricity produced at all PPL power plants, including those owned by PPL Montana, which operates the Colstrip and Corette generating plants and 11 hydroelectric facilities within the state.

     PPL Corporation, headquartered in Allentown, Pa., generates electricity at power plants in Pennsylvania, Maine and Montana; markets wholesale or retail


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energy in 42 U.S. states and Canada; and delivers electricity to nearly
6 million customers in Pennsylvania, in the United Kingdom and in Latin America.

                                      # # #

Certain statements contained in this news release -- including statements with respect to future earnings; energy prices, margins, generation, marketing, trading and deliveries; revenues; and subsidiary performance -- are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Corp. believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather variations affecting customer energy usage; competition in retail and wholesale power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corp. and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; political, regulatory or economic conditions in countries where PPL Corp. or its subsidiaries conduct business; receipt of necessary governmental approvals; capital market conditions; stock price performance; foreign exchange rates; and the commitments and liabilities of PPL Corp. and its subsidiaries. Any such forward-looking statements should be considered in light of such factors and in conjunction with PPL Corp.'s Form 10-K and other reports on file with the Securities and Exchange Commission.